UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report) NOVEMBER 8, 1999

                               TELEPAD CORPORATION
                               -------------------

             (Exact name of registrant as specified in its charter)

                                    DELAWARE

                 (State or other jurisdiction of incorporation)

1-111150                            98-0122944
--------                            ----------

(Commission File Number)            (IRS Employer Identification No.)

                   1550 54th STREET, BROOKLYN, NEW YORK 11219
                   ------------------------------------------

                    (Address of principal executive offices)

Registrant's telephone number, including area code (718) 436-5525

           KURT F. GWYNNE, CHAPTER 11 TRUSTEE FOR TELEPAD CORPORATION
            TWO LOGAN SQUARE, 12TH FLOOR, PHILADELPHIA, PA 19103-2756
            ---------------------------------------------------------

          (Former name or former address, if changed since last report)

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                               TELEPAD CORPORATION

                                   FORM 8 - K

                                NOVEMBER 8, 1999

Item 1. CHANGE IN CONTROL.

     The former Board of Directors of Telepad Corporation (the "Registrant") resigned during the bankruptcy proceedings. Stuart Eisenberger was appointed interim officer and director by the representative of the creditors of the Registrant and holders of all outstanding common stock of the Registrant.

Item 3. BANKRUPTCY OR RECEIVERSHIP.

     On March 17, 1999, the Registrant filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 99-633 (PJW)).

     On October 8, 1999, the United States Bankruptcy Court for the District of Delaware issued an Order confirming the Debtor's Modified Amended Plan of Reorganization (the "Plan") dated September 28, 1999, as modified on October 8, 1999.

     The confirmed Plan became effective on November 8, 1999. As part of the Plan of Reorganization, the Registrant will not be continuing its former business. The Plan, however, specifically extinguishes all legal and other interests of the holders of the Registrant's common stock, preferred stock and redeemable warrants effective as of November 7, 1999. There are 1,000,000 shares issuable to various creditors.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     99.1 Amended Disclosure Statement Accompanying Amended Plan of Reorganization dated September 28, 1999.

     99.2 Order of the United States Bankruptcy Court for the District of Delaware dated October 8, 1999 confirming Debtor's Modified Amended Plan of Reorganization dated September 28, 1999 as modified on October 8, 1999.

     99.3 Debtor's Modified Amended Plan of Reorganization dated September 28, 1999 as modified on October 8, 1999.

                                    FORM 8 -K

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TELEPAD CORPORATION
                                    (Registrant)


                                    By:
                                       -------------------------
                                          Stuart Eisenberger
                                          President and Director

Dated: November 10, 1999